NOTE PURCHASE AGREEMENT

dated as of August 15, 2008

among

FMG ACQUISITION CORP.

and

THE PURCHASERS SIGNATORY HERETO

11% Notes due 36 months

NOTE PURCHASE AGREEMENT

Note Purchase Agreement, dated as of August 15, 2008 (this "**Agreement**"), among FMG Acquisition Corp., a Delaware corporation (the "**Company**"), and each of the Purchasers signatory hereto (each, a "**Purchaser**" and, collectively, the "**Purchasers**").

WHEREAS, the Company, United Subsidiary Corp. ("**United Subsidiary**"), a wholly-owned direct subsidiary of the Company, and United Insurance Holding L.C. ("**United Insurance**") have entered into an Agreement and Plan of Merger dated as of April 2, 2008 (the "**Merger Agreement**") pursuant to which United Subsidiary has agreed to be merged into United Insurance, which shall be the surviving entity thereof (the "**Acquisition**");

WHEREAS, upon the closing of the Acquisition (or promptly thereafter) the Company desires to complete a tender offer (the "**Tender Offer**") to purchase and/or exchange from its stockholders up to 3,320,762 of the outstanding shares of common stock, $0.001 par value per share, of the Company, at a price of $8.05 per share;

WHEREAS, to finance a portion of the Tender Offer consideration, the Company desires to issue and sell a series of 11% promissory notes of the Company in the aggregate principal amount of up to $18,279,570, subject to and in accordance with the terms of this Agreement; and

WHEREAS, certain current holders of Common Shares desire to exchange such shares for Notes, subject to and in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Purchasers agree, as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

"**$**" means U.S. Dollars.

"**Affiliate**" of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person. Without limiting the foregoing with respect to a Purchaser, any investment fund or managed account that is managed by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

"**Anti-Terrorism Order**" means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

"**Business Day**" means any day except Saturday, Sunday and any day on which banking institutions in New York City are authorized or required by law or other governmental action to close.

"**Closing**" means the closing of the purchase and sale of the Notes pursuant to Section 2.1.

"**Code**" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

"**Commission**" means the U.S. Securities and Exchange Commission.

"**Common Shares**" means the shares of common stock of the Company, par value $0.001 per share, and any securities into which such shares may hereafter be reclassified.

"**Company Counsel**" means Ellenoff Grossman & Schole LLP, counsel to the Company.

"**Consolidated Net Worth**" means, in relation to the Company and as determined in accordance with GAAP, the aggregate of (a) the amount paid up or credited as paid up on the outstanding share capital of the Company and its Subsidiaries; and (b) the aggregate amount standing to the credit of the capital and revenue reserves of the Company and its Subsidiaries, in each case based (without double-counting) on the latest consolidated published balance sheet of the Company; but adjusted (without double-counting) by (i) adding any amount standing to the credit of the consolidated profit and loss account of the Company and its Subsidiaries for the period ending on the date of the latest balance sheet to the extent not included in paragraph (b) above; (ii) deducting any dividend or other distribution declared, recommended or made by the Company and its Subsidiaries to the extent that such distribution is not provided for in the latest consolidated balance sheet; (iii) deducting any amount standing to the debit of the consolidated profit and loss account of the Company and its Subsidiaries for the period ending on the date of the latest consolidated balance sheet; (iv) deducting any amount attributable to goodwill or any other intangible asset (including goodwill arising only on consolidation); (v) reflecting any variation in the amount of the outstanding share capital of the Company and its Subsidiaries and the capital and revenue reserves of the Company and its Subsidiaries after the date of the latest consolidated balance sheet; (vi) excluding any amount attributable to Taxes, deferred taxation or bad debts; and (viii) excluding any amount attributable to minority interests.

"**Debt**" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and other similar obligations arising in the ordinary course of business that are either not more than 90 days past due or are being contested in good faith, (d) all obligations of such Person under leases which are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (f) all obligations, contingent or otherwise, of such Person in respect of banker's acceptances or letters of credit, (g) all Debt (as described in the preceding clauses) of others secured by (or for which

the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (h) all Debt (as described in the preceding clauses) of others guaranteed directly or indirectly by such Person or as to which such Person has an obligation which is substantially the economic equivalent of a guaranty and (i) all net obligations of such Person in respect of the Swap Contracts, valued at the Swap Termination Value.

"Default" means an event or condition the occurrence or existence of which could, with the lapse of time or the giving of notice or both, become an Event of Default.

"**Default Rate**" means the lesser of (i) 2% per annum above the Interest Rate and (ii) the maximum interest rate allowable pursuant to applicable law.

"**ERISA**" means the Employee Retirement Income Security Act of 1974, as amended from time-to-time, and the rules and regulations promulgated thereunder from time-to-time in effect.

"**ERISA Affiliate**" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

"Event of Default" as defined in Section 7.1.

"**Exchange Act**" means the Securities Exchange Act of 1934, as amended.

"**GAAP**" means generally accepted accounting principles as in effect from time-to-time in the United States.

"**Governmental Authority**" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

"**Interest Rate**" as defined in Section 4.1.

"**knowledge**," "**known**," and words and phrases of similar import, when used with respect to respect to any Person that is not an individual, mean the knowledge of such Person's officers.

"**Lien**" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

"**Losses**" means any and all damages, fines, penalties, deficiencies, liabilities, claims, losses (including loss of value), judgments, awards, settlements, taxes, actions, obligations and costs and expenses in connection therewith (including, without limitation, interest, court costs and fees and expenses of attorneys, accountants and other experts, and any other expenses of

litigation or other Proceedings (including costs of investigation, preparation and travel) or of any default or assessment).

"**Majority Note Holders**" means, from time to time, (a) following the execution hereof but prior to the issuance of the Notes, the Purchaser or Purchasers whose commitments (subject to the terms of this Agreement and as determined pursuant to Schedule A) to purchase Notes aggregate more than 50% of the total principal amount of Notes to be issued; or (b) at any other time, such Note holder or holders whose aggregate principal holdings in the Notes then outstanding aggregate more than 50% of all principal amounts in Notes then outstanding.

"**Material Adverse Effect**" means any circumstance, development, event, condition or occurrence that, individually or in the aggregate, has had or could reasonably be expected to have (i) an adverse effect in any material respect on the legality, validity or enforceability of any Transaction Document or the Merger Agreement, (ii) a material adverse effect on the results of operations, assets, liabilities, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) an adverse impact in any material respect on the Company's or any Subsidiary's ability to perform fully or on a timely basis its obligations under any Transaction Document or the Merger Agreement.

"**Material Contract**" means any agreement that is or would be required to be filed as an exhibit to an SEC Report pursuant to Item 601(b)(10) of Regulation S-K of the Commission.

"**Multiemployer Plan**" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

"**Notes**" means the series of 11% Promissory Notes of the Company in the aggregate principal amount of up to $18,279,570.00, substantially in the form of Exhibit A.

"**PBGC**" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

"**Permitted Debt**" as defined in Section 6.1.

"**Person**" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, limited liability partnership, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"**Plan**" means an "employee benefit plan" (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

"**Prepayment Notice**" as defined in Section 4.3(a).

"**Proceeding**" means an action, claim, suit, grievance, arbitration, complaint, notice of violation, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

"**Related Person**" means any Affiliate of the Purchaser and any officer, director, partner, controlling person, employee or agent of the Purchaser or any of its Affiliates.

"**Required Approvals**" as defined in Section 3.1(d).

"**Restricted Payment**" means any payment in cash, securities or other property that a Person makes or agrees to make to reduce its capital, directly or indirectly, including any dividend or distribution on any class of its securities, or any payment on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any membership interest, or any options, warrants, or other rights to purchase any of the foregoing, whether now or hereafter outstanding, or any payment in respect of Debt subordinated to the Notes.

"**Securities Act**" means the Securities Act of 1933, as amended.

"**Subsidiary**" means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

"**Swap Contract**" means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any International Foreign Exchange Master Agreement.

"**Swap Termination Value**" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

"**Tax**" means any and all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of

income, earnings, or profits) and all gross receipts, estimated, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, or windfall profit taxes, environment, alternative, or add-on minimum taxes, customs duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, penalty or additions to tax or additional amounts, whether disputed or not, imposed by any governmental authority, whether computed on a separate, consolidated, unitary, combined or any other basis or arising under any Law or agreement.

"**Trading Day**" means (a) any day on which the Common Shares are listed or quoted and traded on the Trading Market, or (b) if the Common Shares are not then listed or quoted and traded on the Trading Market, then any Business Day.

"**Trading Market**" means The NASDAQ Stock Market ("**NASDAQ**") or, at any time the Common Shares are not listed for trading on NASDAQ, any other national exchange if the Common Shares are then listed or quoted on such exchange.

"**Transaction Documents**" means this Agreement, the Notes, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

"**U.S.**" means the United States of America.

"**USA Patriot Act**" means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time-to-time, and the rules and regulations promulgated thereunder from time-to-time in effect.

ARTICLE 2

PURCHASE AND SALE

Section 2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 93% of the principal amount thereof. Such purchase may be made in cash or through the exchange of Common Shares owned by any such Purchaser, with the value of such Common Shares being equal to the price at which the Company consummates the Tender Offer, which shall be $8.05 per Common Share. The Purchasers' obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser. The Closing shall take place at the offices of Company Counsel, 150 East 42nd Street, New York, NY 10017, at or before 10:00 a.m. Eastern time, after the satisfaction or waiver of all of the conditions set forth in Section 2.3 and Section 2.4 (other than those conditions that by their nature must be satisfied on the Closing Date), or at such other location or time as the parties may agree (such date on which the Closing occurs being hereinafter referred to as the "**Closing Date**").

Section 2.2 Closing Deliveries.

(a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) a certificate dated the Closing Date and signed by the chief executive officer of the Company certifying as to the fulfillment of each of the conditions set forth in Section 2.3;

(ii) a certificate, executed by the Secretary of the Company and dated the Closing Date, certifying as to (i) the resolutions adopted by the Company's Board of Directors, (ii) the Company's Amended and Restated Certificate of Incorporation (the "**Certificate of Incorporation**"), and (iii) the Company's Bylaws, each as in effect on the Closing Date.

(iii) the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the Closing Date and registered in the name of such Purchasers or its designee(s);

(iv) an opinion in form and substance satisfactory to such Purchaser, dated the Closing Date from Company Counsel covering the matters set forth on Exhibit B; and

(v) any other document reasonably requested by the Purchaser.

(b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following: (i) the purchase price of the Notes to be purchased by such Purchaser hereunder, in U.S. Dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; (ii) each Transaction Document to which such Purchaser is a signatory, duly executed by such Purchaser; and (iii) for Purchasers who are exchanging Common Shares for Notes, a stock certificate representing the number of Common Shares to be exchanged, together with a stock power authorizing the Company to transfer and to cancel such Common Shares.

Section 2.3 Conditions Precedent to the Obligations of the Purchasers at the Closing. The obligation of the Purchasers to acquire the Notes at the Closing is subject to the satisfaction or waiver by the Purchasers, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (without giving effect to any qualifications as to materiality therein) as of the date when made and as of the Closing as though made on and as of such date (except for those that are expressly limited to a certain date);

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents and the Merger Agreement to be performed, satisfied or complied with by it at or prior to the Closing unless waived by United Insurance;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents or the Merger Agreement;

(d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or reasonably could be expected to have or result in a Material Adverse Effect and no circumstance, development, event, condition or occurrence that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the results of operations, assets, liabilities, business or condition (financial or otherwise) of (i) the Company and its Subsidiaries, taken as a whole and (ii) United Insurance and its Subsidiaries, taken as a whole, shall have occurred;

(e) Stockholder Approval. The Company shall have caused the stockholder meeting to be duly called and held for the purpose of voting to approve (the "**Approval**") the performance of the agreements set forth in Section 8.4 and the Merger Agreement. The board of directors of the Company shall have recommended the Approval by the Company's stockholders. In connection with the stockholder meeting, the Company shall have (i) filed with the Commission and shall have used its commercially reasonable efforts to obtain clearance from the Commission and shall have thereafter mailed to its stockholders the Proxy Statement, (ii) obtained the Approval and (iii) otherwise complied with all necessary legal requirements applicable to such meeting; and

(f) Acquisition. The Merger Agreement is in form and substance acceptable to the Purchasers (acting reasonably) and all conditions, including the Approval, to the Merger Agreement shall have been (or will be concurrently) satisfied and the Merger Agreement and Acquisition and other transactions contemplated by the Merger Agreement shall have been consummated (or will be concurrently consummated) on the terms set forth in the Merger Agreement.

Section 2.4 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell and issue the Notes at the Closing is subject to the satisfaction or waiver by the Company, at or before such Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects (without giving effect to any qualifications as to materiality therein) as of the date when made and as of the Closing as though made on and as of such date (except for those that are limited to a certain date);

(b) Performance. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Stockholder Approval. The Company shall have obtained the Approval;

(e) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or reasonably could be expected to have or result in a Material Adverse Effect and no circumstance, development, event, condition or occurrence that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the results of operations, assets, liabilities, business or condition (financial or otherwise) of (i) the Company and its Subsidiaries, taken as a whole and (ii) United Insurance and its Subsidiaries, taken as a whole, shall have occurred; and

(f) Stockholder Vote. Solely with respect to those Purchasers exchanging Common Shares for Notes, such Purchasers shall have voted in favor of the Acquisition and in favor of all other matters required to consummate the Acquisition.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. As of the date hereof and as of the Closing, the Company represents and warrants to each Purchaser that:

(a) Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted or contemplated to be conducted. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Authorization; Enforcement. The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and the Merger Agreement (the "**Transactions**") and otherwise to carry out its obligations under the Transaction Documents and the Merger Agreement. The execution and delivery of each of the Transaction Documents and the Merger Agreement and the consummation of the Transactions have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its board of directors or its stockholders other than the Required

Approvals. Each Transaction Document and the Merger Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof or thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c) No Conflicts. The execution, delivery and performance of the Transaction Documents and the Merger Agreement by the Company and the consummation of the Transactions do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary (other than that certain promissory note dated February 8, 2007 and issued by United Insurance in favor of Columbus Bank & Trust Company ("**CB&T**") in respect of a $33,000,000 term loan agreement dated February 8, 2007 between CB&T and United Management (as the same may be amended, the "**CB&T Loan**")) existing on the date of this Agreement, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, in each case any Material Contract, or (iii) result in a violation of any law, rule, regulation, order (including federal and state securities laws and regulations) or the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or any Subsidiary is bound or affected (collectively, "**Laws**"), or any judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company or any Subsidiary is subject.

(d) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any material consent, waiver, authorization or order of, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution or delivery by the Company of the Transaction Documents and the Merger Agreement and the consummation of the Transactions, other than (i) the filing following the Closing Date of a Form D with the Commission and compliance with the securities and blue sky laws in the states in which the Notes are offered and sold, if any, (ii) the filing of a Schedule TO and other related filings with the Commission with respect to the Tender Offer and proposed exchange offer, and (iii) the filing of a proxy statement and other soliciting materials with the Commission in connection with seeking stockholder approval for the Acquisition (collectively, the "**Required Approvals**").

(e) Issuance of the Notes. Upon issuance, the Notes will be duly authorized and validly issued by the Company.

(f) Subsidiary. The Company does not directly or indirectly control or own any interest in any other corporation, partnership, joint venture or other business association or entity, other than United Subsidiary, and upon consummation of the Acquisition, the only Subsidiaries of the Company shall be (i) United Insurance, which shall be a direct wholly-owned subsidiary of the Company, (ii) United Property & Casualty Insurance Company, a direct wholly-owned subsidiary of United Insurance, (iii)

United Insurance Management, L.C., a direct wholly-owned subsidiary of United Insurance and (iv) Skyway Claims Services, L.L.C., a direct wholly-owned subsidiary of United Insurance. The Company owns, directly or indirectly, all of the capital stock of United Subsidiary free and clear of any Lien, right of first refusal or other restriction, other than restrictions on transfer arising under applicable U.S. federal or state securities laws and regulations.

(g) SEC Reports; Financial Statements. As of the Closing Date, the reports filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof constitute all reports required to be filed thereunder (collectively, the "**SEC Reports**"). The Company has filed the SEC Reports in a timely fashion in accordance with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP and fairly present in all material respects the financial position of the Company and each of its Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments which will not be material. The Company has filed as exhibits to its SEC Reports all Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject that are required to be filed. The Company does not have pending before the Commission any request for confidential treatment of information. The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Agreement, except where such noncompliance, individually or in the aggregate, has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.

(h) Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

(i) Information. All factual information provided by the Company or any Subsidiary (whether orally, in written form or otherwise) for the purposes of the transactions contemplated by this Agreement (the "**Disclosed Information**") was true and accurate in all material respects as of the date such information was provided or as of the date (if any) at which it is stated. All financial projections contained in the Disclosed Information were prepared on the basis of recent historical information and on the basis

of reasonable assumptions. Nothing has occurred or been omitted from the Disclosed Information and no information has been given or withheld that results in the information contained in the Disclosed Information being untrue or misleading in any material respect.

(j) Private Placement. Neither the Company nor any Person acting on the Company's behalf has sold or offered to sell or solicited any offer to buy the Notes by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any Person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Section 4(2) of the Securities Act or Regulation D under the Securities Act in connection with the offer and sale of the Notes to the Purchasers as contemplated hereby or (ii) cause the offering of the Notes pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation.

(k) Investment Company. The Company is not, and is not an Affiliate of, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(l) Acquisition. The Merger Agreement is in full force and effect. The Company has provided each Purchaser with true, complete and correct copies of all exhibits, schedules and/or annexes to the Merger Agreement and of any other agreements that have been entered into in connection with the Merger Agreement. To the knowledge of the Company, (i) the representations and warranties of United Insurance in the Merger Agreement are true and correct in all material respects (without giving effect to any qualifications as to materiality therein), (ii) United Insurance is in compliance in all material respects with all covenants under the Merger Agreement, and there has been no event, circumstance or condition that could result in a default under the Merger Agreement or has given rise to, or could reasonably be expected to give rise to, a right of termination by the Company under the Merger Agreement. The representations and warranties of the Company in the Merger Agreement are true and correct in all material respects (without giving effect to any qualifications as to materiality therein), the Company is in compliance in all material respects with all covenants under the Merger Agreement, and there has been no event, circumstance or condition that could result in a default under the Merger Agreement or has given rise to, or could reasonably be expected to give rise to, a right of termination by United Insurance under the Merger Agreement. The acquisition of United Insurance pursuant to the Merger Agreement will, if consummated in accordance with the terms of the Merger Agreement, satisfy the requirements for the consummation of, and will constitute, a Business Combination (as defined in the Company's Certificate of Incorporation).

(m) Trust Fund. Since October 11, 2007, the Company has had at least \$37,452,930 of initial principal and accrued interest in the trust fund established by the Company for the benefit of its public stockholders (the "**Trust Fund**"), invested in U.S. government securities in a trust account at Deutsche Bank Trust Company Americas (the

"**Trust Account**"), held in trust by Continental Stock Transfer & Trust Company (the "**Trustee**") pursuant to the Investment Management Trust Account Agreement, dated as of October 4, 2007, between the Company and Trustee (the "**Trust Agreement**"). Upon consummation of the Acquisition and notice thereof to the Trustee and disbursement from the Trust Account by the Trustee, the Trust Account will terminate and the Trustee shall thereupon be obligated to release as promptly as practicable to the Company the Trust Fund held in the Trust Account and, after taking into account any funds paid to stockholders of the Company holding Common Shares sold in the Company's initial public offering who shall have voted against the Acquisition and demanded that the Company convert their Common Shares into cash pursuant to the Certificate of Incorporation, which Trust Fund will be free of any encumbrances whatsoever, and will be available for use in the business of the Company.

(n) Stamp Taxes. No stamp, registration, notarial or similar Taxes or fees are due in connection with the execution of the Transaction Documents, the issuance of the Notes or the transactions contemplated by the Transaction Documents.

(o) Taxes. Each of the Company, each of the Company's Subsidiaries, United Insurance and each of United Insurance's Subsidiaries has paid all of its material Taxes and filed all material Tax returns required to be filed through the date hereof; there is no Tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, any of the Company's Subsidiaries, United Insurance or any of United Insurance's Subsidiaries or any of their respective properties or assets.

(p) Litigation; Observance of Agreements, Statutes and Orders.

(i) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(ii) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(q) Title to Property; Leases. The Company and each of its Subsidiaries have good and sufficient title to their respective material properties. All leases that individually or in the aggregate are material to the business of the Company or any of its Subsidiaries are valid and subsisting and are in full force and effect in all material respects.

(r) Licenses; Permits.

(i) The Company and each of its Subsidiaries own or possess all material licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, without known conflict with the rights of others.

(ii) To the knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(iii) To the knowledge of the Company, there is no material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

(s) ERISA.

(i) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA.

(ii) The present value of the aggregate benefit liabilities under each of the Plans, determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.

(t) Use of Proceeds; Margin Regulations. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "**margin stock**" and "**purpose of buying or carrying**" shall have the meanings assigned to them in said Regulation U.

(u) Existing Debt. Except as disclosed in the Proxy Statement and in the financials included as a part thereof, no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or any Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(v) Foreign Assets Control Regulations.

(i) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(ii) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(iii) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

Section 3.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants to the Company, severally and solely as to itself and not jointly, as follows:

(a) Investment Intent. Purchaser is an "**accredited investor**" as defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser is not acquiring the Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would violate the Securities Act or any state securities laws or any other applicable jurisdiction. The Purchaser understands the Notes have not been registered under the Securities Act, and therefore the Notes may not be sold, assigned or transferred in the U.S. other than pursuant to (i) a registration statement under the Securities Act, or (ii) an exemption from such registration requirements.

(b) General Solicitation. The Purchaser is not purchasing the Notes as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over television or

radio or presented at any seminar or any other general solicitation or general advertisement.

(c) Organization. The Purchaser was not organized for the specific purpose of acquiring the Notes.

(d) Reliance on Exemptions. The Purchaser understands the Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of the Purchaser's representations and warranties set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Notes.

(e) Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Purchaser of the Transaction Documents have been duly authorized by all necessary corporate action or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser. Each of the Transaction Documents has been duly executed by the Purchaser and, when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

(f) Broker-Dealer. Purchaser is not a registered broker-dealer or engaged in the business of a broker-dealer.

(g) Purchaser Approval. If Purchaser is exchanging Common Shares for Notes pursuant hereto, such Purchaser hereby represents, warrants and covenants that it will vote all Common Shares owned by it (without regard to the number of Common Shares being exchanged pursuant hereto) in favor of the Acquisition and in favor of all other matters required to consummate the Acquisition.

ARTICLE 4

PAYMENT AND PREPAYMENT OF THE NOTES

Section 4.1 Interest. The Company shall pay interest on the aggregate principal amount of the Notes from the Closing Date until the repayment thereof at the rate of 11% per annum (the "**Interest Rate**"). If all or a portion of the principal amount of the Notes or any other amount payable hereunder or under any other Transaction Document shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such overdue amount shall bear interest at the Default Rate. The Borrower shall pay accrued interest on the unpaid principal balance of the Notes (i) semi-annually on each April 1 and October 1 (or if any such date is not a Business Day, on the next succeeding Business Day) and (ii) upon the repayment or prepayment

of any Note (whether at stated maturity or otherwise and including any optional prepayments pursuant to the terms hereof), on the date of such repayment or prepayment (each such date, an "**Interest Payment Date**"). Interest shall be payable in arrears on each Interest Payment Date (computed on the basis of a 360-day year of twelve 30-day months) provided that interest at the Default Rate shall be payable from time-to-time on demand.

Section 4.2 Maturity. The entire unpaid principal balance of the Notes shall be due and payable on the date which falls on the third anniversary of the Closing Date.

Section 4.3 Optional Prepayments. (a) The Company may, at its option, upon notice as provided in this Section 4.3, prepay all of the Notes then outstanding in full within 30 days after the occurrence of each of the first and second anniversary of the Closing, at 105% of the aggregate principal amount so prepaid. The Company will give each holder of the Notes written notice of each optional prepayment under this Section 4.3 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice (such notice, a "**Prepayment Notice**") shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

(b) Any prepayment of principal amounts under the Notes pursuant to this Section 4.3 shall be made on a Business Day and together with interest on such principal amount accrued to such date.

(c) If, after giving a Prepayment Notice, the Company fails to prepay the Notes on the date designated for prepayment under the Prepayment Notice, within twenty (20) days of such failure the Company shall pay to each holder of the Notes an amount in cash equal to 10% of the aggregate amount such holder would have received if the Company had prepaid the Notes at the time and in amounts specified under the Prepayment Notice.

(d) For the avoidance of doubt, each Party hereby acknowledges and agrees that any payment made by the Company pursuant to Section 4.3(c):

(i) is in addition to, and an obligation separate from, its obligation to pay principal and interest under the Notes;

(ii) shall not discharge, cancel, defease or otherwise reduce the amounts of principal and interest payable by the Company under the Notes as and when such amounts become due and payable; and

(iii) is made as liquidated damages for losses suffered by each holder of the Notes as a result of not receiving prepayment of the Notes as specified in the relevant Prepayment Notice and not as a penalty; and accordingly no Party shall argue to the contrary in any legal proceeding arising out of or in relation to the Transaction Documents.

Section 4.4 Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the

outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.

Section 4.5 Payments Gross of Taxes. All payments to be made under the Transaction Documents shall be made without any deduction or withholding for or on account of U.S. Tax, unless such deduction or withholding is required by law; *provided that* if a deduction or withholding for or on account of U.S. Tax is required by law to be made, the amount of the payment due shall be increased to an amount which (after making any such deduction or withholding) leaves an amount equal to the payment which would have been due if no deduction or withholding had been required.

Section 4.6 Indemnity for Taxes. The Company shall, within three Business Days of demand, pay to the Purchaser an amount equal to the loss, liability or cost which that Purchaser (or any direct or indirect investor therein) determines will be or has been suffered for or on account of U.S. Tax against that Purchaser in respect of a Transaction Document; *provided, however*, such obligation shall not apply with respect to any income Tax assessed on a Purchaser (or a direct or indirect investor therein) under the law of the jurisdiction in which that Purchaser (or a direct or indirect investor therein) is incorporated or is a resident. A Purchaser intending to make a claim under this paragraph shall promptly notify the Company of the event which will give, or has given, rise to the claim. Such claim shall set forth in reasonable detail the basis for the claim being made by the relevant Purchaser (on its behalf or on behalf of one or more of its direct or indirect investors) and appropriate documentation supporting such claim.

ARTICLE 5

AFFIRMATIVE COVENANTS

The Company covenants that so long as any of the Notes are outstanding:

Section 5.1 Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and the USA Patriot Act, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.2 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 5.3 Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 5.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.4 Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all Tax returns required to be filed in any jurisdiction and to pay and discharge all Taxes shown to be due and payable on such returns and all other Taxes, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such Tax, if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and through appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such Taxes in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 5.5 Corporate Existence. The Company will at all times preserve and keep in full force and effect its corporate existence. Except with respect to United Subsidiary in connection with the Acquisition, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries.

Section 5.6 Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all necessary applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

Section 5.7 Financial and Business Information. The Company shall deliver to each holder of Notes:

(a) *Quarterly Statements* — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company's Quarterly Report on Form 10 Q (the "**Form 10 Q**") with the Commission regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by the Chief Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Form 10 Q prepared in compliance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this Section 5.7(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10 Q if it shall have timely made such Form 10 Q available on "**EDGAR**" (such availability and notice thereof being referred to as "**Electronic Delivery**");

(b) *Annual Statements* — within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company's Annual Report on Form 10 K (the "**Form 10 K**") with the Commission regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants certified by the Public Company Accounting Oversight Board, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided that the delivery within the time period specified above of the Company's Form 10 K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a 3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Commission, shall be deemed to satisfy the requirements of this Section 5.7(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10 K if it shall have timely made Electronic Delivery thereof;

(c) *SEC and Other Reports* — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (provided that such financial statement, report, notice or proxy statement (i) is being provided in circumstances other than the ordinary course of administration of a bank facility, and (ii) contains information concerning events or facts that result in (or with the passage of time could result in) a Default or Event of Default) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning material developments, provided, further, that the Company shall be deemed to have made such delivery of materials if it shall have timely made Electronic Delivery thereof;

(d) *Notice of Default or Event of Default* — promptly, and in any event within five days after becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) *ERISA Matters* — promptly, and in any event within five days after becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; and

(f) *Notices from Governmental Authority* — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect.

Section 5.8 Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 5.7(a) or Section 5.7(b) shall be accompanied by a certificate of the Chief Executive Officer or Chief Financial Officer of the Company setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes) that no condition or event that constitutes a Default or an Event of Default existed or exists or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 5.9 Visitation. The Company shall permit the representatives of each holder of Notes, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent shall not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent shall not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing. For the avoidance of doubt, if the Company's independent public accountants (notwithstanding the instructions of the Company to the contrary) refuse to discuss the affairs, finances and accounts of the Company and its Subsidiaries with such holder, no Event of Default shall arise under this Agreement.

Section 5.10 Guaranty. Promptly upon completion of the Acquisition (but in no event later than five Business Days thereafter), the Company shall cause United Insurance Management, L.C. ("**United Management**") to issue a guarantee in form and substance satisfactory to the Purchasers guaranteeing the payment when due of principal, interest and all other amounts due under the Transaction Documents (the "**Guarantee**"). The terms of such Guarantee shall be made expressly subject and subordinate to any indebtedness or obligation owed to CB&T by United Management under the CB&T Loan, and no claim shall be made on such Guarantee unless and until all obligations and indebtedness owed to CB&T by United Management under the CB&T Loan have been paid in full.

Section 5.11 Dividends. The Company shall cause United Insurance Management, L.C. to make cash payments to the Company in the form of dividends at such time and in such amounts as to permit the Company to pay principal and interest on the Notes when due.

ARTICLE 6

NEGATIVE COVENANTS

The Company covenants that so long as any of the Notes are outstanding:

Section 6.1 Debt. The Company shall not and will not permit any Subsidiary to incur, create, assume or permit to exist, directly or indirectly, any Debt except Debt incurred under this Agreement and aggregate Debt of the Company and its Subsidiaries not to exceed $40,000,000 (which shall exclude the $20,000,000 Surplus Note of United Property & Casualty Insurance Company in favor of the State Board of Administration of Florida existing on the date of this Agreement, as the same may be amended (other than as to amount) from time to time) (the "**Permitted Debt**"). Each Purchaser agrees to use reasonable efforts to take such actions and to execute and deliver such documents reasonably requested by the Company in order to incur such Permitted Debt; provided that the Company shall reimburse such Purchaser for all costs (including legal fees) reasonably incurred in connection with taking such actions or the negotiation and execution of such documents. The Company shall not become, and shall not permit any Subsidiary to become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person, other than with respect to insurance policies issued in the ordinary course of business and consistent with the types (including aggregate policy limits) issued by the Company or any of its Subsidiaries (after giving effect to the Acquisition) as at the date of Closing.

Section 6.2 Sale or Lease of Assets. The Company shall not, and shall not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of any assets, whether now owned or hereafter acquired, except in the ordinary course of its business and at fair market value.

Section 6.3 Transactions with Affiliates.

(a) The Company shall not and shall not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

(b) The Company shall not, and shall not permit United Insurance Management, L.C., to (i) amend, supplement or otherwise modify in any material respect the contractual arrangements between the Company and United Insurance Management, L.C. existing on the date of this Agreement (or terminate the same or otherwise waive any material condition or agreement contained therein) and (ii) notwithstanding anything contained in Section 6.3(a) to the contrary, enter into any additional contractual arrangements with each other, in any case which could be reasonably expected to have a Material Adverse Effect.

Section 6.4 Restricted Payments. The Company shall not, and shall not permit any Subsidiary to (other than United Insurance Management, L.C. pursuant to Section 5.11), make any Restricted Payment if, after giving effect thereto, the Consolidated Net Worth of the Company and its Subsidiaries is less than $45,000,000.

Section 6.5 Merger. The Company shall not, except for United Subsidiary in connection with the Acquisition, and shall not permit any Subsidiary to consolidate with or merge with any other Person, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person or purchase or acquire all or substantially all of the assets of any Person, except where such consolidation, merger, conveyance, transfer, lease, purchase or acquisition could not be reasonably expected to have a Material Adverse Effect.

Section 6.6 Line of Business; Changes. The Company shall not and shall not permit any Subsidiary to (a) engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement (and after giving effect to the Acquisition); or (b) directly or indirectly, change its legal form or any of its governing documents (including by the filing or modification of any certificate of designation or any agreement to which it is a party with respect to its status as a corporation, limited liability company or other legal status) or otherwise terminate, amend or modify any such governing document or agreement or provision thereof, or enter into any new agreement with respect to its legal status if, in each case, after giving effect thereto such change, termination, amendment or filing could be reasonably expected to have a Material Adverse Effect.

Section 6.7 Margin Loan Regulations. The Company shall not apply, and shall not permit any Subsidiary to apply, directly or indirectly, any part of the proceeds of any Notes, or other funds or revenues to the "buying," "carrying" or "purchasing" of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

Section 6.8 Dissolution. The Company shall not, and shall not permit any Subsidiary to wind up, liquidate or dissolve its affairs.

Section 6.9 Terrorism Sanctions Regulations. The Company shall not and shall not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti Terrorism Order or (b) engage in any dealings or transactions with any such Person.

ARTICLE 7

DEFAULT; REMEDIES

Section 7.1 Events of Default. An "**Event of Default**" shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal on any Note when the same becomes due and payable, whether at maturity or by declaration or otherwise other than as a result of the failure to make any optional prepayment pursuant to Section 4.3; or

(b) the Company defaults in the payment of (i) any interest on any Note, or (ii) any amount required to be paid by the Company pursuant to Section 4.3(c), after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 7.1(a) and (b) and such default is not remedied within 15 days after the earlier of (i) the Company obtaining knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "**notice of default**" and to refer specifically to this Section 7.1(c)); or

(d) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any certificate required to be furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(e) (i) other than as disclosed in the Proxy Statement and in the financials included as a part thereof, the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or interest on any Debt that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt; or

(f) the Company or any Subsidiary (i) admits in writing its inability to pay its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to

any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(g) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(h) a final judgment or judgments for the payment of money aggregating in excess of (i) $10,000,000 in respect of insurance policies underwritten by the Company or any of its Subsidiaries in the ordinary course of business, or (ii) $5,000,000 in any other case, are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

(i) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "**amount of unfunded benefit liabilities**" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 7.1(i), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.2 Acceleration. (a) If an Event of Default with respect to the Company described in Section 7.1(f) or (g) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Majority Note Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 7.1(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 7.2, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes (which in the event such Notes become due pursuant to this Section 7.2 on or prior to the second anniversary of Closing shall equal 105% of the then outstanding unpaid principal amount), plus all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

Section 7.3 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 7.2, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 7.4 No Waivers or Election of Remedies; Expenses. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. The Company shall pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Article 7, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

ARTICLE 8

OTHER AGREEMENTS OF THE PARTIES

Section 8.1 Transfer Restrictions.

(a) The Notes are not transferable except (i) to an Affiliate of a Purchaser, or (ii) with the prior written consent of the Company.

(b) The Purchasers agree to the imprinting on the Notes of a restrictive legend in substantially the form as follows, together with any additional legend required by any applicable state securities laws:

"THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "**SECURITIES ACT**"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS."

Section 8.2 Use of Proceeds. The Company shall use the net proceeds from the offering and sale of the Notes to purchase Common Shares pursuant to the Tender Offer and, to the extent insufficient shares are tendered to require such use, for general corporate purposes.

Section 8.3 Indemnification.

(a) Indemnification of the Purchasers. Subject to the limitations set forth in Section 3.1(t), the Company shall indemnify, to the fullest extent lawful, and hold harmless the Purchasers and any Related Person from and against any and all Losses, as incurred, directly or indirectly arising out of, based upon or relating to any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach. The indemnification and expense reimbursement obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchasers and any Related Persons of the Purchaser. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchasers on demand for all costs of enforcing the indemnification obligations in this Section 8.3(a).

(b) Exculpation by the Company. The Company agrees that the Purchasers shall not have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with this Agreement or the Purchasers' position as Purchaser hereunder, except for liabilities determined in a final judgment by a court of competent jurisdiction to have resulted from a breach of the Purchasers' obligations under this Agreement or directly from any acts or omissions undertaken or omitted to be taken by the Purchasers through their gross negligence or willful misconduct.

(c) Limitation of Liability and Damages. Notwithstanding any other provisions of this Agreement, the Company shall not be liable to the Purchasers under

Section 8.3(a) for incidental, indirect, special, exemplary, consequential or punitive damages.

Section 8.4 Approvals; Further Assurances; Taking of Actions.

(a) The Company shall use its commercially reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable to (i) consummate the transactions contemplated by this Agreement, the Merger Agreement, the Tender Offer and any other Transaction Document as promptly as practicable, and (ii) obtain in a timely manner all necessary waivers, consents and approvals and effect all necessary registrations and filings, including, without limitation, as set forth in Section 8.4(b) below. The Company shall comply in all material respects with each of its covenants and obligations under the Merger Agreement. The Purchasers and the Company shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement and any other Transaction Document.

(b) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file an amendment to its preliminary proxy statement initially filed on April 18, 2008 with the Commission, to include a description of the Tender Offer (the "**Proxy Statement**"). The Company shall respond to any comments of the Commission or its staff and shall cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after the resolution of any such comments. The Purchasers shall furnish to the Company information reasonably requested by the Company to respond to any comments of the Commission in respect of the Tender Offer, but in no event shall the Company include any such information in any public filing of the Company with the Commission without the prior written consent of the applicable Purchaser. The Company shall cause all documents that it is responsible for filing with the Commission or other regulatory authorities under this Section 8.4(b) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.

Section 8.5 Trust Fund Waiver. The Purchasers acknowledge that, except for a portion of the interest earned on the amounts held in the Trust Account to which the Company is entitled to, held in trust by the Trustee pursuant to the Trust Agreement, the Company or the United Subsidiary may disburse monies from the Trust Account only: (a) to the Company's public stockholders in the event of the redemption of their shares or the dissolution and liquidation of the Company, (b) to the Company (or the United Subsidiary) and Pali Capital Inc. (with respect to Pali Capital Inc.'s deferred underwriting compensation only) after the Company consummates a Business Combination (as defined in the Company's Certificate of Incorporation as amended to date) or (c) as consideration to the stockholders or equity holders of a target business with which the Company completes an approved business combination, such as the United Insurance equity holders through the Merger, all in accordance with the Company's Certificate of Incorporation and the Trust Agreement. Each of the Purchasers acknowledges and agrees (on behalf of itself and its Related Parties) that, notwithstanding anything to the contrary in the Transaction Documents, but other than any rights any Purchaser may have as a common

stockholder of the Company, it does not now have, and shall not at any time prior to the Closing have, any rights, title, interest or claim of any kind in or to, or make any claim of any kind against, monies held in the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Purchasers, on the one hand, and the Company, on the other hand, this Agreement, any other Transaction Document, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 8.5 as the "**Trust Claims**"). Notwithstanding anything to the contrary in the Transaction Documents, each of the Purchasers hereby irrevocably waives any Trust Claim it may have, now or in the future, and will not seek recourse against, the monies in the Trust Account for any reason whatsoever in respect thereof. In the event that the Purchasers either together or alone commence any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company, which proceeding seeks, in whole or in part, relief against the Trust Account, whether for money damages or injunctive relief, the Company shall be entitled to recover from the Purchasers the associated legal fees and costs in connection with any such action, in the event the Company prevails in such action or proceeding.

Section 8.6 Securities Law Compliance. The Purchasers covenant and agree they will not make any sale, transfer or other disposition of the Notes in violation of federal or state securities laws. As soon as practicable and legally permissible after the Closing, the Company shall complete the Tender Offer to purchase from its stockholders up to 3,320,762 of the outstanding Common Shares, at a price of $8.05 per share. The Tender Offer will be made in accordance with all applicable laws and regulations, including, without limitation, Rule 13e-4 promulgated under the Exchange Act and otherwise on terms and conditions reasonably satisfactory to the Purchasers.

Section 8.7 Tax Treatment. The Company shall treat, and shall cause its Affiliates (including its Subsidiaries) to treat, the Notes as indebtedness of the Company for U.S. federal income tax purposes and shall not change such treatment without the Purchaser's prior written consent.

ARTICLE 9

REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

Section 9.1 Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Upon written request from any holder of a Note, the Company shall provide such holder a copy of such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

Section 9.2 Transfer and Exchange of Notes. Upon surrender of any Note to the Company for registration of transfer or exchange (and in the case of a surrender for registration

of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within five Business Days thereafter, the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.

Section 9.3 Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within five Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

ARTICLE 10

MISCELLANEOUS

Section 10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(i) By the mutual consent of the Company and the Purchasers;

(ii) By either the Company or the Purchasers, if any permanent injunction or other order of a court or other competent governmental agency preventing the consummation of the Acquisition shall have become final and nonappealable; or

(iii) By either the Company or the Purchasers if the Closing has not been consummated by October 18, 2008, unless such party's breach of this Agreement is the cause of the failure to consummate the issuance of the Notes by such date, in which case that party may not terminate.

Section 8.3 of this Agreement shall survive any termination of this Agreement pursuant to this Section 10.1.

Section 10.2 Fees and Expenses. Each of the parties hereto shall pay their own respective fees and expenses incurred by it in connection with due diligence and the preparation and negotiation of the Transaction Documents. The Company shall pay all filing fees with respect transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Notes.

Section 10.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing from time-to-time, and without further consideration, the Company will execute and deliver to the Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents. The Company acknowledges that the Purchasers have not made any representations, warranties, promises or commitments other than as set forth in this Agreement, including any promises or commitments for any additional investment by the Purchasers in the Company.

Section 10.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 4:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 4:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of sending, if sent by nationally recognized overnight courier service, specifying next business day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given if delivered by hand. The address for such notices and communications shall be as follows:

If to the Company, to:	FMG Acquisition Corp. Four Forest Park Second Floor Farmington, Connecticut 06032 Attention: Gordon G. Pratt, Chairman Facsimile: (860) 674-1163
With a copy to:	Ellenoff Grossman & Schole, LLP 150 East 42nd Street New York, New York 10017 Attention: Douglas S. Ellenoff, Esq. Telephone: (212) 370-1300 Facsimile: (212) 370-7889

If to the Purchasers: To the Addressees as set forth on Schedule A

or such other address as may be designated in writing hereafter, in the same manner, by such Person by two Trading Days' prior notice to the other party in accordance with this Section 10.4.

Section 10.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Majority Note Holders, and any such amendment or waiver will be binding on all Note holders; *provided* that any amendment or waiver that has the effect of changing or which relates to (i) the definition of "Majority Note Holders" in Section 1.1; (ii) an extension to the date of payment of any amount under the Transaction Documents; (iii) a reduction in the Interest Rate, the Default Rate, or in the amount of any payment of principal payable under the Notes; (iii) any increase in the original issue discount rate of the Notes; (iv) any decrease in any amount payable under Section 4.3; (v) the valuation methodology for Common Shares exchanged by a Purchaser in purchase of any Note; (vi) changes to the Company or any guarantor as obligors in relation to the Notes; (vii) Section 2.3; or (viii) treats any Purchaser or Note holder differently than any other Purchaser or Note holder, shall not be made without the prior consent of all Note holders; *and further provided* that no amendment to the principal amount of Notes that any Purchaser is required to purchase hereunder shall be made without the prior written consent of such Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the preceding text of this Section, Section 5.10 shall not be amended without the written consent of CB&T.

Section 10.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 10.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. The Purchasers may assign their rights under this Agreement with respect to the issuance of Notes to any of their respective Affiliates prior to the Closing Date, and thereafter, only with the written consent of the Company; provided that such transferee agrees in writing to be bound, with respect to the transferred rights or the Notes, by the provisions hereof and of the applicable Transaction Documents that apply to the "**Purchaser**." In the event of any assignment of the rights of a Purchaser to more than one Person in accordance with this section, the provisions of this Agreement shall be deemed amended to reflect more than one Purchaser, mutatis mutandis.

Section 10.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.9 Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE. EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY ANY OF THE TRANSACTION DOCUMENTS (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, STOCKHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED EXCLUSIVELY IN THE STATE AND U.S. FEDERAL COURTS SITTING IN THE STATE OF DELAWARE. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND U.S. FEDERAL COURTS SITTING IN THE STATE OF DELAWARE FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THIS AGREEMENT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. IF EITHER PARTY SHALL COMMENCE AN ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, THEN THE PREVAILING PARTY IN SUCH ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS REASONABLE ATTORNEYS FEES AND OTHER REASONABLE COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH ACTION OR PROCEEDING.

Section 10.10 Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, and the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein, until such time as all interest, principal and other amounts owing by the Company pursuant to the Transaction Documents have been irrevocably paid in full, and may be relied upon by any subsequent holder of a Note,

regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.

Section 10.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

Section 10.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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EXHIBIT A TO NOTE PURCHASE AGREEMENT

FORM OF NOTE

NOTE

FMG ACQUISITION CORP.

11% NOTE DUE [_________, 2011]

No. [_____]
$[_____]

[ ], 2008

This Note was issued with original issue discount within the meaning of section 1273(a) of the U.S. Internal Revenue Code of 1986. The issue price is $[●] for each $1,000 of stated principal amount. The original issue discount is $[●] for each $[●] of stated principal amount. The issue date is [●]. The yield to maturity is [●]% compounded [●].

FOR VALUE RECEIVED, the undersigned, FMG ACQUISITION CORP. (the "**Company**"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [NAME OF PURCHASER] or registered assigns, the principal sum of [_____] DOLLARS ($[_____]) (or so much thereof as shall not have been prepaid) on [_________, 2011], with interest (computed on the basis of a 360-day year of twelve 30 day months) on the unpaid balance hereof at the rate of 11% per annum from the date hereof, payable semiannually, on each [___] day of [__________] and [_________], commencing with [_________], until the principal hereof shall have become due and payable, and all other amounts owed by the Company to the holder of this Note hereunder.

Payments of the principal and of the interest with respect to this Note are to be made in lawful money of the United States of America at New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

The Company further agrees to pay interest on the aggregate unpaid principal amount hereof from the date hereof until the principal amount shall be paid in full, at the rates of interest and at the times set forth in the Note Purchase Agreement referred to below.

This Note is one of a series of Notes issued pursuant to the Note Purchase Agreement, dated as of [_______], 2008 (as from time to time amended, the "**Note Purchase Agreement**"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

The Company hereby expressly waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notice or demands of any kind.

Upon surrender of this Note for transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in

writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is also subject to optional prepayment, in whole at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the laws of the State of Delaware, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

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FMG ACQUISITION CORP.

By: ____________________________
Name: Gordon G. Pratt
Title: Chairman and President

[*Signature page to the Promissory Note (FMG Acquisition Corp.)*]

EXHIBIT B TO NOTE PURCHASE AGREEMENT

FORM OF OPINION OF COMPANY COUNSEL

Matters To Be Covered in Opinion of Company Counsel

1. Each of the Company and its Subsidiaries being duly incorporated, validly existing and in good standing and having requisite corporate power and authority to issue and sell the Notes and to execute and deliver the documents.

2. Each of the Company and its Subsidiaries being duly qualified and in good standing as a foreign corporation in appropriate jurisdictions.

3. Due authorization and execution of the documents and such documents being legal, valid, binding and enforceable.

4. All consents required to issue and sell the Notes and to execute and deliver the documents having been obtained.

5. No litigation questioning validity of documents.

6. The Notes not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

7. No violation of Regulations T, U or X of the Federal Reserve Board.

8. Company not an "investment company", or a company "controlled" by an "investment company", under the Investment Company Act of 1940, as amended.